  Exhibit T3B.45

OPERATING AGREEMENT

OF

CBL-TRS MEMBER I, LLC

THIS OPERATING AGREEMENT is made and entered into to be effective as of the 7th day of December, 2007, by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the “Member”).

W 1 T N E S S E T H:

WHEREAS, the Company was formed as a limited liability company under and pursuant to the Delaware Limited Liability Company Act by the filing of the Certificate of Formation with the Delaware Secretary of State on December 7, 2007 (the “Certificate of Formation”). and

WHEREAS, the Member desires to set forth in this Agreement rules, regulations, and provisions regarding the management of the business of the Company, the regulations of the affairs of the Company, the governance of the Company, the conduct of the Company’s business and the rights and privileges of the Member.

NOW, THEREFORE, the Member hereto provides as follows:

ARTICLE I

1.1          Definitions. As used herein the following terms shall have the indicated meanings. Terms not otherwise defined herein shall have the meaning set forth in the Act.

(a)       “Act” means the Delaware Limited Liability Company Act (6 Del.C. §18-101 el seq.) in effect on the date hereof and as may be hereafter amended.

(b)       “Agreement” means this Operating Agreement and as may be hereafter amended.

(c)        “Assistant Secretaries” means the individuals listed on Exhibit “B” attached hereto serving as Assistant Secretaries to the Company as set forth in Article VIII and any subsequent Assistant Secretaries as may be elected by the Member.

(d)       “Cash Flow of the Company” means the cash receipts generated from the ordinary day-to-day operations of the business of the Company and from all other sources available to the Company, including sales of assets and refinancings, without deduction of depreciation, cost recovery and other non-cash charges, but after deductions for

(i)        the payment or the accrual for payment, of all operating expenses. capital costs relating to the business of the Company and its assets including, without limitation, interest, amortization and other charges or provisions (i.e., escrows) pursuant to Company indebtedness, the cost of the Company’s tax returns, tax shelter registration and reporting costs, if any, filing fees and any fees, taxes or costs required to be paid by the Company to maintain its existence as a valid business enterprise in good standing in Delaware;

(ii)       provisions for the reasonable current and future working capital requirements of the Company or for the preservation of the Company assets, as determined by the Member; and

(iii)      other reserves which, in the discretion of the Member, are necessary for the operation of the Company’s business.

(e)       “Chief Manager” means the initial Chief Manager of the Company as described in Article VIII below, or any subsequent Chief Manager as may be elected by the Member.

(f)       “Code” means the Internal Revenue Code of 1986, as amended, and as may be herealier amended.

(g)       “Company” means CBL-TRS Member I, LLC, The limited liability company formed by the organizer of the Company.

(h)       “Managers” means the Chief Manager, Secretary, Assistant Secretaries and any other managers who may be designated from time to time by the Member pursuant to Article VIII.

(i)        “Member” means CBL & Associates Limited Partnership, a Delaware limited partnership.

(j)        “Membership Interest” means the Member’s entire interest in the Company.

(k)       “Net Losses” means the excess of all expenses of the Company over all income of the Company (including the amount of any losses recognized by the Company on the sale or other disposition of Company properly) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

(1)       “Net Profits” means the excess of all income of the Company over all expenses of the Company, (including the amount of any gains recognized by the Company on the sale or other disposition of Company property) during a calendar year, all as determined in accordance with the method of accounting utilized by the Company for federal income tax purposes.

(m)      Intentionally deleted.

(n)       “Secretary” means the initial Secretary of the Company as described in Article VIII, or any subsequent Secretary as may he elected by the Member.

(o)       “Lreasury Regulations” mean the regulations and all amendments thereto issued by the U S. Treasury Department in interpretation of the Code.

ARTICLE II

FORMATION

2.1         Formation. The Member hereby acknowledges formation of the Company by the filing of the Certificate of formation with the Delaware Secretary of State by the organizer of the Company. The Member was admitted to the Company as a member of the Company upon execution of a counterpart signature page to this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

2.2         Name  The name of the Company shall be CBL-TRS Member I, LLC. The Company may adopt and conduct its business under such assumed or trade names as the Member may from time to time determine. The Company shall file any assumed or fictitious name certificates as may be required to conduct business in any state.

2.3         Certificate of Formation. Jeffery V. Curry (“Curry”), as organizer, is hereby designated as an “authorized person” within the meaning of the Act. and has executed, delivered and filed the Certificate of Formation in the Stale of Delaware, Thereafter, Curry’s powers as an “authorized person” ceased and the Member thereupon became the newly designated ‘‘authorized person,” and shall continue as the “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

2.4         Operating Agreement. the Member hereby states that except as otherwise provided by the Act or the Certificate of Formation, the Company shall be operated subject to the terms and conditions of this Agreement.

2.5         Offices. The principal executive office of the Company shall be CBL Center, Suite 500, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee 37421. The business of the Company may also be conducted at such other or additional place or places or offices as may hereafter be designated by the Member.

ARTICLE III

PURPOSE AND POWER

3.1       Purpose. The purpose of the Company shall be engaging in any lawful business act or activity and to exercise any powers of limited liability companies under the Act. Specifically, but without limitation of the preceding sentence, the Company shall own membership interests in CBL-TRS Joint Venture, LLC a Delaware limited liability company. Also, it is the stated intent and purpose of the Company to operate under this Agreement and the Act and to be characterized as a limited liability company under the Act and to be characterized, for federal tax purposes, as a disregarded entity under federal tax laws.

3.2       Powers. In furtherance of the foregoing purposes, the Company shall have the full power and authority to conduct its business as provided by this Agreement, the Act and applicable law.

ARTICLE IV

PERCENTAGE INTEREST AND CAPITAL

4.1      Capital Contributions. The Member has made a contribution to the capital of the Company in the amount set forth on Exhibit “A” attached hereto.

4.2      Capital Accounts. The Company will maintain for each Member an account designated as its “Capital Account” in accordance with Treasury Regulations Section l.704-l(b).

ARTICLE V

CASH HOW

5.1      Cash Flow Distributions. The Cash Flow of the Company, if any, shall be distributed to the Member subject to any limitations on the Company’s ability to make distributions imposed by the company’s lenders or by applicable law.

ARTICLE VI

MEMBERS, MEMBER MEETINGS, AND VOTING RIGHTS

6.1       Admission of New Members. No other person shall be made a Member without the unanimous consent of the Members at the time such membership decision is to be made. The Secretary shall revise Exhibit “A” attached hereto to relied the admission of new Members.

6.2     Meetings. Meetings of the Members may be called by the Chief Manager, Secretary, or any Member by giving written notice to all Members, stating the date, the time, the place and the purpose(s) of the meeting. Any such meetings shall be held at the principal executive office of the Company. or such other place as may be designated in the notice. Such notice must be given no fewer than ten (10) days nor more than two(2) months before the meeting date.

6.3      Quorum Requirements for Meetings. The Members holding a majority of the total voting power of Members entitled to vote at any meeting shall constitute a quorum for the transaction of business. Once a Membership Interest is represented at any meeting, it is deemed to be present for the remainder of that meeting and for any adjournment unless a new record date is or must be set for that adjourned meeting. A meeting may be adjourned and notice of any adjourned meeting is not necessary if die time and place lo which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

6.4      Voting. Each Member shall have voting power proportionate to its Percentage Interest, Except where this Agreement, the Act. or the Certificate of formation require a larger proportion, the Members shall lake action on an item of business by the affirmative vote of the Members holding a majority of the voting power present and entitled to vote on that item of business at a meeting at which a quorum is present.

6.5      Action Without a Meeting. Action required or permitted to be taken at a meeting of the Members may be taken by written consent in lieu of a meeting. Action by Written Consent need not be unanimous but is sufficient if signed by members having the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all interests in the Company entitled 10 vote thereon were present and voted. Such action by written consent in lieu of a meeting shall be delivered to the Managers of the Company for tiling with the Company records or as otherwise permitted by law.

ARTICLE VII

MANAGEMENT

7.1      Management of Company.  The overall management of the business and affairs of the Company shall be vested in the Chief Manager. All decisions with respect to the management of the Company shall be made by the Chief Manager.

7.2      Borrowing. The Company may burrow for Company purposes from any source upon such terms and conditions as the Chief Manager may determine. The Chief Manager shall and herein is empowered to execute and deliver on behalf of the Company any and all promissory notes, security agreements, deeds of trust and oilier documents and instruments required by the lender in connection therewith

ARTICLE VIII

MANAGERS

8.1      Election, Withdrawal and Removal of Managers. The Company shall at all times have at least two (2) Managers, those being the Chief Manager and the Secretary, and the Company may have any number of Assistant Secretaries. The Chief Manager, Secretary and Assistant Secretaries shall be the persons designated as such on Exhibit “B”. each of whom shall hold office until removal from office or until its/his/her respective successor is duly elected and qualified. Any number of manager positions, other than Chief Manager and Secretary, may be held by the same person. A Manager need not be a Member. The Members may at any time, elect new. additional or substitute Managers. The Members may, at any lime and without cause, remove any one (1) or more of the Managers. The Members may, at any time, eliminate any Manager position other than that of the Chief Manager and the Secretary. Any Manager may, at any time and upon thirty (30) days prior written notice to the Member, resign as a Manager, but such resignation shall not affect its/his/her status as a Member, if any

8.2      Chief Manager. The Chief Manager shall:

                (a)       See that all orders and resolutions of the Members are carried into effect;

                       (b)       Sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated or limited (i) by the Certificate of Formation, (ii) by this Agreement, or (iii) by the Members to some other Manager or agent of the Company;

                       (c)       Carry out the day to day operations of the Company in accordance with the directions of and subject to the review of the Member:

                       (d)       perform other duties prescribed by the Member, by this Agreement, or by the Act: and

                       (e)       In the event the Company has a vacancy in the office of Secretary, any notices, documents or other matters that otherwise are required to go to the Secretary may be delivered to the Chief Manager.

8.3          Secretary. The Secretary shall;

(a)       Keep accurate membership records for The Company:

(b)       Maintain records of and whenever necessary, certify all proceedings of the Member of the Company:

(c)       Receive notices required to be sent to the Secretary and to keep a record of such notices in the records of the Company; and

(d)       Perform other duties prescribed by the Member or by the Chief Manager.

8.4           Assistant Secretaries. The Assistant Secretaries shall:

(a)       In general, perform all the duties of the Secretary: and

(b)       Perform such other duties as shall be assigned to them by the Member, the Chief Manager, or the Secretary .

8.5        Other Managers. If the Member elects other Managers in addition to the Chief Manager and Secretary, such other Managers shall perform such duties as are specifically designated by the Member

8.6         Compensation of Managers, Except as may be expressly provided for herein or hereafter approved by the Member, no payment will be made by the Company to any Manager solely for the services of such Manager or any partner or employee of the Manager.

8.7         Conflict of Interest Transaction. A contract or transaction between the Company and a Manager in which the Manager has a direct or indirect interest as defined in the Act is not voidable by the Company solely because of the Manager’s interest in the contract or transaction, if the material facts of the transaction and the Manager’s interests are disclosed or known to the Member and the transaction is authorized, approved or satisfied by the Member or if the transaction is fair to the Company.

8.8       Other Interests. Am Manager may engage in other business, including business of a nature which is the same as or similar to the business of the Company, without any duty or obligation to account to the Company in connection therewith.

8.9         Standard of Conduct. A Manager shall discharge the duties of its/his/her office in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

ARTICLE IX

INDEMNFICATION

9.1      Authority to Indemnify. The Company shall be authorized and shall indemnify the Member and the Managers pursuant to and in accordance with the Act.

ARTICLE X

FISCAL MATTERS

10.l     Books and Records. Full and accurate books and records of the Company (including, without limitation, all information and records required by the Act) shall be maintained at its principal executive office showing all receipts and expenditures, assets and liabilities, profits and losses. and all other records necessary for recording the Company’s business and affairs.

10.2    Fiscal Year The fiscal year of the Company shall end on December 31 of each year.

ARTICLE XI

GENERAL PROVISIONS

11.1     Notices. All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given three (3) business days after mailing if sent by registered or certified United States mail, postage prepaid, addressed;

(a)       in the case of the Company, to the address set forth in Section 2.5:

(b)       in the case of any Member, to the address set forth on Exhibit “A”; or to such address as any party may specify in writing to the other parties.

11.2      Integration, This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any relating to the subject matter hereof.

11.3        Applicable Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

11.4         Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of die remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

11.5       Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Member and its respective heirs, executors, administrators, successors, transferees and assigns.

11.6      Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa. Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

11.7       Amendment. This Agreement may be amended, modified or supplemented only by a writing executed by each of the Members at the lime of such amendment; provided, however, that this Secretary is hereby authorized and directed to amend Exhibit ‘‘A” and/or “B” to reflect changes in the information set forth on Exhibit “A” and/or “B”.

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IN WITNESS WHEREOF Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES LIMITED PARTNERSHIP a Delaware limited partnership

By:	CBI Holdings I, Inc.
its sole general partner

By:
Name: Title:	JOHN N. FOY Vice Chairman of the Board and Chief Financial Officer

EXHIBIT “A”
TO
OPERATING AGREEMENT
OF
CBL-TRS MEMBER I, LLC

	Members
		Cash Contributed or
	Percentage	Agreed Value of Other
Name. Address	Interest	Property or Services

CBL & Associates Limited Partnership	100%	$ 1,000
CBL Center, Suite 500
2030 Hamilton Place Boulevard
Chattanooga, Tennessee 37421

EXHIBIT “B”
TO
OPERATING AGREEMENT
OF
CBL-TRS MEMBER I, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:

Elizaheth Anderson
Brian Auger
Deborah Bell
Nancy Braud
Iynn Causey
Catherine Cook
June Durham
Marsha Fahrubel
Wendy Gunn
Michael Herman
Mildred Hooper
Elizaheth Jones
Catherine Long
Cynthia Long
Janet Overman
Christopher Price
Yvelle L. Wing
Jeffery V. Curry
Ronald L Feldman
James D. Henderson
Stephen P. Parish